Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	July 28, 2021
President
(310) 481-8484 Or
Michelle Ngo
Senior Vice President,
Chief Financial Officer and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
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LOS ANGELES, July 28, 2021 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2021.

Second Quarter Highlights

Financial Results
•Net income available to common stockholders per share of $0.30
•Funds from operations available to common stockholders and unitholders (“FFO”) per share of $0.88
•Revenues of $226.0 million

Stabilized Portfolio
•Stabilized portfolio was 91.8% occupied and 93.6% leased at June 30, 2021
•Signed approximately 198,000 square feet of new and renewing leases
◦GAAP and cash rents increased approximately 25.6% and 8.7%, respectively, from prior levels
•Limited lease expiration exposure with an average of approximately 6.8% of total rentable square feet expiring per year through 2025

Acquisitions
•In June, completed the acquisition of Indeed Tower in Austin, Texas, a new LEED Platinum targeted, 36-story office project in the tenant improvement phase totaling approximately 734,000 square feet located in the heart of downtown Austin for $580.2 million
•In June, completed the acquisition of 2045 Pacific Highway in San Diego, a land site directly adjacent to the company’s 2100 Kettner project in the Little Italy neighborhood, for $42.0 million. The company plans to develop up to 275,000 square feet of office space on the full city block site

Development
•In April, completed construction of Jardine, the company’s 193-unit residential project in the Hollywood submarket of Los Angeles, which is now 30% leased
•In June, commenced construction on Kilroy Oyster Point Phase 2 (“KOP 2”), the second phase of the company's five phase life science development in South San Francisco. KOP 2 will include approximately 875,000 square feet in three buildings and has a total estimated investment of $940.0 million
•In June, added a 92,000 square foot office building located at One Paseo in the Del Mar submarket of San Diego to the stabilized portfolio. A separate office building, totaling 195,000 square feet, remains in the tenant improvement phase. The One Paseo office project is now 100% leased

Balance Sheet / Liquidity Highlights
•In April, Kilroy Realty, L.P., (“Borrower”) the company’s operating partnership, amended and restated its unsecured revolving credit facility (the “Credit Facility”). The new sustainability-linked Credit Facility includes an increase in size from $750.0 million to $1.1 billion, a reduction in borrowing costs and an extension of the maturity date to July 31, 2025 with two six-month extension options
◦The Credit Facility now bears interest at LIBOR plus 0.900%
◦The Credit Facility also features a sustainability-linked pricing component whereby the pricing can improve if the Borrower meets certain sustainability performance targets
•As of the date of this release, the company had approximately $2.0 billion of total liquidity comprised of approximately $465.0 million of cash and cash equivalents, $395.0 million of restricted cash and full availability under the $1.1 billion unsecured revolving credit facility
•No significant debt maturities until 2023
•Weighted average debt maturity of approximately 6.7 years

Rent Collections
•Collected 97% of contractual second quarter rent billings across all property types, including 98% from office and life science tenants

Recent Development
•In July, completed the acquisition of the land that was subject to a ground lease underlying the 491,000 square foot Key Center office building in Bellevue, Washington for $47.0 million

Results for the Quarter Ended June 30, 2021
For the second quarter ended June 30, 2021, KRC reported net income available to common stockholders of $35.8 million, or $0.30 per share, compared to $19.6 million, or $0.17 per share, in the second quarter of 2020. FFO in the second quarter of 2021 was $104.6 million, or $0.88 per share, compared to $93.1 million, or $0.78 per share, in the second quarter of 2020. Prior period net income available to common stockholders and FFO per share included a reversal of revenue of $0.05 per share related to the creditworthiness of certain tenants primarily as a result of the COVID-19 pandemic and $0.17 per share negative impact of severance costs, including the departure of an executive officer.

All per share amounts in this report are presented on a diluted basis.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company is providing a guidance range of NAREIT-defined FFO per diluted share for the full year 2021 of $3.71 to $3.82 per share, with a midpoint of $3.77 per share.

	Full Year 2021 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$5.33	$5.44

Weighted average common shares outstanding - diluted (1)	117,650	117,650

Net income available to common stockholders	$627,000	$640,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	6,400	6,500
Net income attributable to noncontrolling interests in consolidated property partnerships	22,500	24,500
Depreciation and amortization of real estate assets	278,000	278,000
Gains on sales of depreciable real estate	(458,000)	(458,000)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,000)	(37,000)
Funds From Operations (2)	$440,900	$454,000

Weighted average common shares/units outstanding – diluted (3)	118,800	118,800

Funds From Operations per common share/unit – diluted (3)	$3.71	$3.82

Key 2021 assumptions include:
•Same Store Cash NOI growth of 2.0% to 2.5% (4)
•Year-end occupancy of approximately 91.5%
•Total remaining development spending of approximately $200.0 million to $250.0 million
 ________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See management statement for Funds From Operations at end of release.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders and common unitholders.
(4)See management statement for Same Store Cash Net Operating Income on page 32 of our Supplemental Financial Report furnished on Form 8-K with this press release.

The company’s guidance estimates for the full year 2021, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. Although these guidance estimates reflect the impact on the company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the company’s capital needs, the particular assets being sold and the company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss second quarter results and the current business environment during the company’s July 29, 2021 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at https://services.choruscall.com/links/krc210729.html. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at https://dpregister.com/sreg/10148267/d9ab1c289e. A replay of the conference call will be available via telephone on July 29, 2021 through August 5, 2021 by dialing (877) 344-7529 and entering passcode 10148267. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/shareholders/investor-events/default.aspx.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “company”, “KRC”) is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, the Pacific Northwest and Austin, Texas. The company has earned global recognition for sustainability, building operations, innovation and design. As pioneers and innovators in the creation of a more sustainable real estate industry, the company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science and business services companies.

KRC is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring and managing office, life science and mixed-use projects.

As of June 30, 2021, KRC’s stabilized portfolio totaled approximately 14.2 million square feet of primarily office and life science space that was 91.8% occupied and 93.6% leased. The company also had more than 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 71.9%. In addition, KRC had seven in-process development projects with an estimated total investment of $2.9 billion, totaling approximately 3.4 million square feet of office and life science space. The office and life science space was 57% leased, which included the June commencement of the KOP 2 project.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
KRC is listed on the Dow Jones Sustainability World Index and has been recognized by industry organizations around the world. KRC’s stabilized portfolio was 74% LEED certified, 42% Fitwel certified, the highest of any non-government organization, and 72% of eligible properties were ENERGY STAR certified as of June 30, 2021.

The company has been recognized by GRESB, the Global Real Estate Sustainability Benchmark, as the listed sustainability leader in the Americas for six of the last seven years. Other honors have included the National Association of Real Estate Investment Trust’s (NAREIT) Leader in the Light award for six consecutive years and ENERGY STAR Partner of the Year for eight years as well as ENERGY STAR’s highest honor of Sustained Excellence, for the past six years.

A big part of the company’s foundation is its commitment to enhancing employee growth, satisfaction and wellness while maintaining a diverse and thriving culture. For the second year in a row, the company has been named to Bloomberg’s Gender Equality Index—recognizing companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$225,983	$219,423	$461,629	$440,751

Net income available to common stockholders	$35,839	$19,618	$533,470	$59,435

Weighted average common shares outstanding – basic	116,452	115,085	116,398	110,980
Weighted average common shares outstanding – diluted	116,917	115,540	116,860	111,465

Net income available to common stockholders per share – basic	$0.30	$0.17	$4.58	$0.53
Net income available to common stockholders per share – diluted	$0.30	$0.17	$4.56	$0.52

Funds From Operations (1)(2)	$104,595	$93,089	$220,839	$203,262

Weighted average common shares/units outstanding – basic (3)	118,340	118,218	118,337	114,125
Weighted average common shares/units outstanding – diluted (4)	118,806	118,673	118,798	114,609

Funds From Operations per common share/unit – basic (2)	$0.88	$0.79	$1.87	$1.78
Funds From Operations per common share/unit – diluted (2)	$0.88	$0.78	$1.86	$1.77

Common shares outstanding at end of period			116,454	115,177
Common partnership units outstanding at end of period			1,151	1,935
Total common shares and units outstanding at end of period			117,605	117,112

			June 30, 2021	June 30, 2020
Stabilized office portfolio occupancy rates: (5)
Greater Los Angeles			86.7%	91.2%
San Diego County			91.0%	87.4%
San Francisco Bay Area			94.7%	93.7%
Greater Seattle			96.5%	95.9%
Weighted average total			91.8%	92.3%

Total square feet of stabilized office properties owned at end of period: (5)
Greater Los Angeles			4,410	4,030
San Diego County			2,410	2,146
San Francisco Bay Area			5,528	6,350
Greater Seattle			1,804	1,802
Total			14,152	14,328
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(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for June 30, 2020 include the office properties that were sold subsequent to June 30, 2020.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30, 2021	December 31, 2020
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,551,653	$1,628,848
Buildings and improvements	6,682,208	6,783,092
Undeveloped land and construction in progress	2,318,215	1,778,106
Total real estate assets held for investment	10,552,076	10,190,046
Accumulated depreciation and amortization	(1,900,740)	(1,798,646)
Total real estate assets held for investment, net	8,651,336	8,391,400

Cash and cash equivalents	519,307	731,991
Restricted cash	450,457	91,139
Marketable securities	25,885	27,481
Current receivables, net	9,773	12,007
Deferred rent receivables, net	384,475	386,658
Deferred leasing costs and acquisition-related intangible assets, net	184,510	210,949
Right of use ground lease assets	141,529	95,523
Prepaid expenses and other assets, net	67,494	53,560
TOTAL ASSETS	$10,434,766	$10,000,708

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$251,000	$253,582
Unsecured debt, net	3,672,152	3,670,099
Accounts payable, accrued expenses and other liabilities	429,168	445,100
Ground lease liabilities	143,885	97,778
Accrued dividends and distributions	59,455	59,431
Deferred revenue and acquisition-related intangible liabilities, net	122,902	128,523
Rents received in advance and tenant security deposits	62,739	68,874
Total liabilities	4,741,301	4,723,387

EQUITY:
Stockholders’ Equity
Common stock	1,165	1,160
Additional paid-in capital	5,134,320	5,131,916
Retained earnings (distributions in excess of earnings)	311,458	(103,133)
Total stockholders’ equity	5,446,943	5,029,943
Noncontrolling Interests
Common units of the Operating Partnership	53,810	49,875
Noncontrolling interests in consolidated property partnerships	192,712	197,503
Total noncontrolling interests	246,522	247,378
Total equity	5,693,465	5,277,321
TOTAL LIABILITIES AND EQUITY	$10,434,766	$10,000,708

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUES
Rental income	$224,473	$218,356	$459,129	$436,989
Other property income	1,510	1,067	2,500	3,762
Total revenues	225,983	219,423	461,629	440,751

EXPENSES
Property expenses	40,482	37,829	79,341	76,812
Real estate taxes	22,109	21,854	47,375	44,056
Ground leases	2,023	2,330	3,851	4,647
General and administrative expenses	24,507	38,597	46,492	57,607
Leasing costs	883	1,330	1,575	2,786
Depreciation and amortization	73,589	80,085	149,521	154,455
Total expenses	163,593	182,025	328,155	340,363

OTHER INCOME (EXPENSES)
Interest income and other net investment gain (loss)	1,337	2,838	2,710	(290)
Interest expense	(21,390)	(15,884)	(43,724)	(30,328)
Gain on sale of depreciable operating property	543	—	457,831	—
Total other (expenses) income	(19,510)	(13,046)	416,817	(30,618)

NET INCOME	42,880	24,352	550,291	69,770

Net income attributable to noncontrolling common units of the Operating Partnership	(354)	(367)	(5,240)	(1,072)
Net income attributable to noncontrolling interests in consolidated property partnerships	(6,687)	(4,367)	(11,581)	(9,263)
Total income attributable to noncontrolling interests	(7,041)	(4,734)	(16,821)	(10,335)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$35,839	$19,618	$533,470	$59,435

Weighted average common shares outstanding – basic	116,452	115,085	116,398	110,980
Weighted average common shares outstanding – diluted	116,917	115,540	116,860	111,465

Net income available to common stockholders per share – basic	$0.30	$0.17	$4.58	$0.53
Net income available to common stockholders per share – diluted	$0.30	$0.17	$4.56	$0.52

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income available to common stockholders	$35,839	$19,618	$533,470	$59,435
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	354	367	5,240	1,072
Net income attributable to noncontrolling interests in consolidated property partnerships	6,687	4,367	11,581	9,263
Depreciation and amortization of real estate assets	72,037	75,981	146,468	148,419
Gain on sale of depreciable real estate	(543)	—	(457,831)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,779)	(7,244)	(18,089)	(14,927)
Funds From Operations(1)(2)(3)	$104,595	$93,089	$220,839	$203,262

Weighted average common shares/units outstanding – basic (4)	118,340	118,218	118,337	114,125
Weighted average common shares/units outstanding – diluted (5)	118,806	118,673	118,798	114,609

Funds From Operations per common share/unit – basic (2)	$0.88	$0.79	$1.87	$1.78
Funds From Operations per common share/unit – diluted (2)	$0.88	$0.78	$1.86	$1.77
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders and common unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.7 million and $8.0 million for the three months ended June 30, 2021 and 2020, respectively, and $8.9 million and $13.0 million for the six months ended June 30, 2021 and 2020, respectively.

(4)Calculated based on weighted average shares outstanding including participating share-based awards (i.e. certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.